Exhibit 99.2

CORRECTION - Fat Projects Acquisition Corp Announces Temporary Trading Halt to

Publicly Held Class A Ordinary Shares

Singapore – November 22, 2023 — Fat Projects Acquisition Corp (NASDAQ: FATPU, FATP, FATPW) (“FATP” or the “Company”), a special purpose acquisition company, announced that its press release dated November 17, 2023 incorrectly stated that “As of the close of business on November 15, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.” The Company’s publicly held Class A ordinary shares (the “Public Shares”) have not been cancelled, however the Nasdaq Stock Market has placed a trading halt on the Public shares. The trading halt will remain in place until the Company sets a redemption date for the Public Shares, at which point trading of the Public Shares will resume until the redemption date occurs.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of, and elsewhere in, the Company’s registration statement on Form S-1 (Registration No. 333-257126), as amended, initially filed with the Commission on June 16, 2021, relating to its initial public offering, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 13, 2023, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, which was filed with the SEC on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

investor@fatprojects.com